Exhibit 99.1

Press Release	Willis Towers Watson announces agreement to sell Willis Re to Gallagher

LONDON, 13 August, 2021 – Willis Towers Watson (NASDAQ:WLTW), a leading global advisory, broking and solutions company, today announced an agreement with Arthur J. Gallagher & Co (Gallagher) to purchase Willis Re. Completion of the deal is subject to the receipt of required regulatory approvals and clearances, as well as other customary closing conditions and consultation where required. The business will be divested for a total upfront cash consideration of $3.25 billion plus an earnout payable in 2025 of up to $750 million in cash, subject to certain adjustments.

John Haley, CEO, Willis Towers Watson (WTW), said, “Following the termination of the proposed combination with Aon, we have been taking time to reflect on what we have learned about WTW over the last 16 months and determine how we will move forward as an independent company. As part of this, we conducted a review of strategic alternatives for Willis Re, our global reinsurance business. While we highly value Willis Re and our colleagues who contribute to its success, we concluded that divestment was the appropriate path for this business and for WTW.

We are excited about our go forward portfolio of businesses and believe we are well positioned to compete vigorously around the world and make investments to grow organically and inorganically. We are winning new business, bringing the best to our clients and actively engaging and recruiting talent. And, we are going to continue to innovate and adapt to address evolving client needs. We look forward to sharing more about our future plans during our upcoming Investor Day on September 9.”

The transaction is anticipated to close no later than the end of the first quarter of 2022, subject to regulatory approvals.

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About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Press Release	PR Contact:
Miles Russell
Miles.russell@willistowerswatson.com
+44 (0) 7903262118

Investor Relations Contact:
Claudia De La Hoz
Claudiadelahoz@willistowerswatson.com
+1 215 246 6221

Safe Harbor Statement

This press release and related oral communications contain certain statements that are forward-looking in nature, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “looking forward”, “potential,” “probably”, “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. WTW management gives no assurance that these expectations will prove to be correct.

These forward-looking statements include information about possible or assumed future results of WTW’s operations, the uncertainty surrounding the COVID-19 pandemic, and expectations related to the Transaction or to any potential payment related to the earn out, if at all. All statements other than statements of historical facts that address activities, events or developments that WTW expects or anticipates may occur in the future, including such things as its or their outlook, future capital expenditures, growth in commissions and fees, changes to the composition or level of its or their revenues, cash flow and liquidity, expected tax rates, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of its or their business and operations, plans, references to future successes, and expectations with respect to the timing, closing and benefits of the Transaction are forward-looking statements.

By their nature, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. The following factors, among others, could cause actual results to differ from those set forth in or anticipated by the forward-looking statements: changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations,

Press Release	rates and policies; general economic and political conditions in different countries in which WTW does business around the world, including the U.K.’s withdrawal from the European Union; changes in the competitive environment or damage to WTW’s reputation; fluctuations in exchange and interest rates that could influence revenue and expenses; changes in global equity and fixed income markets that could affect the return on invested assets; changes in the funding status of WTW’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; the level of WTW’s debt limiting financial flexibility or increasing borrowing costs; rating agency actions that could affect WTW’s ability to borrow funds; volatility in WTW’s tax rate due to a variety of different factors, including U.S. tax reform; changes in estimates or assumptions on WTW’s financial statements; limits on WTW’s subsidiaries to make dividend and other payments to WTW, as applicable; the impact of lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against WTW; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which WTW operates, particularly given the global scope of WTW’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which WTW does business; the impact of any investigations brought by regulatory authorities in the U.S., Ireland, the U.K. and other countries; the impact of any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non- U.S. trade sanctions regimes; failure to protect intellectual property rights or allegations that WTW infringes on the intellectual property rights of others; the effects of Irish law on WTW’s operating flexibility and the enforcement of judgments against WTW; the failure to retain and attract qualified personnel, whether as a result of the Transaction, the previously announced termination of the prior business combination agreement with Aon plc and the prior sale agreement with Gallagher related thereto, or otherwise; international risks associated with WTW’s global operations; the effects of natural or man-made disasters, including the effects of COVID-19 and other health pandemics; the potential of a system or network breach or disruption resulting in operational interruption or improper disclosure of personal data; WTW’s ability to develop and implement new technology; the damage to WTW’s reputation among clients, markets or third parties; the actions taken by third parties that perform aspects of WTW’s business operations and client services; the extent to which WTW manages certain risks created in connection with the services, including fiduciary and investments, consulting, and other advisory services, among others, that WTW currently provides, or will provide in the future, to clients; WTW’s ability to continue, and the costs and risks associated with, growing, developing and integrating companies that it acquires or new lines of business; changes in commercial property and casualty markets, commercial premium rates or methods of compensation; changes in the health care system or WTW’s relationships with insurance carriers; WTW’s ability to implement initiatives intended to yield, and the ability to achieve, cost savings; the possibility that the Transaction will not be consummated in the expected timeframe, or at all; failure to obtain necessary regulatory approvals for the Transaction or to comply with the requirements related to such approvals, or to satisfy any of the other conditions to the Transaction; failure to receive any benefit from the earnout for any reason including without limitation risks related to the performance of the business subject to the earnout; potential litigation associated with the Transaction, including by regulators; adverse effects on the market price of WTW’s securities and/or operating results for any reason, including, without limitation, because of a failure to consummate the Transaction in the expected timeframe, or at all; the failure to realize the expected benefits of the Transaction in the expected timeframe, or at all; significant transaction costs or difficulties in connection with the Transaction, and unknown or inestimable liabilities; the potential impact of the announcement or consummation of the Transaction on relationships, including with suppliers, customers, employees and regulators; and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak, including COVID-19) that affect WTW.

Press Release	Any or all of WTW’s forward-looking statements may turn out to be inaccurate, and there are no guarantees about WTW’s future performance. The factors identified above are not exhaustive. WTW and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. In addition, results for the year ended December 31, 2020, the quarter ended March 31, 2021, and the quarter ended June 30, 2021, are not necessarily indicative of results that may be expected for any future period, particularly in light of the continuing effects of the COVID-19 pandemic.

Further information concerning WTW and its businesses, including factors that potentially could materially affect WTW’s financial results, are contained in WTW’s respective filings with the Securities and Exchange Commission (the “SEC”). See WTW’s Annual Reports on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, and the quarter ended June 30, 2021, for a further discussion of these and other risks and uncertainties applicable to WTW and their respective businesses. These factors may be revised or supplemented in subsequent reports filed with the SEC. WTW is not under, and expressly disclaims, any obligation to update or alter any forward-looking statement that it may make from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to WTW and/or any person acting on its behalf are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this press release is not incorporated by reference into this press release.